Exhibits to be filed with 1998 10-K




10-O  GPU, Inc. Restricted Stock Plan for Outside Directors dated June 4, 1998.

10-R Second Amended and Restated Nuclear Material Lease Agreement, dated as of November 5, 1998, between Oyster Creek Fuel Corp. and JCP&L.

10-S Second Amended and Restated Nuclear Material Lease Agreement, dated as of November 5, 1998, between TMI-1 Fuel Corp. and JCP&L.

10-T Letter Agreement, dated as of November 5, 1998, from JCP&L relating to Oyster Creek Nuclear Material Lease Agreement.

10-U Letter Agreement, dated as of November 5, 1998, from JCP&L relating to JCP&L TMI-1 Nuclear Material Lease Agreement.

10-V Second Amended and Restated Trust Agreement, dated as of November 5, 1998, between United States Trust Company of New York, as Owner Trustee, Lord Fuel Corp., as Trustor and Beneficiary, and JCP&L, Met-Ed and Penelec.

10-W Second Amended and Restated Nuclear Material Lease Agreement, dated as of November 5, 1998, between TMI-1 Fuel Corp. and Met-Ed.

10-X Letter Agreement, dated as of November 5, 1998, from Met-Ed relating to Met-Ed TMI-1 Nuclear Material Lease Agreement.

10-Y Second Amended and Restated Nuclear Material Lease Agreement, dated as of November 5, 1998, between TMI-1 Fuel Corp. and Penelec.

10-Z Letter Agreement, dated as of November 5, 1998, from Penelec relating to Penelec TMI-1 Nuclear Material Lease Agreement.

10-AA GPU, Inc. 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries as amended and restated to reflect amendments through March 5, 1998.

10-BB Form of 1998  Stock  Option  Agreement  under  the  1990  Stock  Plan  for
      Employees of GPU, Inc. and Subsidiaries.

10-CC Form of 1998  Performance  Units  Agreement  under the 1990 Stock Plan for
      Employees of GPU, Inc. and Subsidiaries.

10-KK Homer City Electric Generating Station Asset Purchase Agreement by and among Penelec, NGE Generation, Inc., and New York State Electric & Gas Corporation, as sellers, and Mission Energy Westside, Inc., as buyer, dated as of August 1, 1998.

10-LL Purchase and Sale  Agreement by and between  JCP&L,  as seller,  and Sithe
      Energies, Inc., as buyer, dated as of October 29, 1998.

10-MM Purchase and Sale  Agreement by and among JCP&L,  Met-Ed as sellers,  GPU,
      Inc, and Sithe Energies, Inc., as buyer, dated as of October 29, 1998.

10-NN Purchase and Sale Agreement by and between  Met-Ed,  as seller,  and Sithe
      Energies, Inc., as buyer, dated as of October 29, 1998.

10-OO Purchase and Sale Agreement by and between Penelec,  as seller,  and Sithe
      Energies, Inc., as buyer, dated as of October 29, 1998.

10-PP Voluntary   Enhanced   Retirement   Program  Agreement  for  Nonbargaining
      Employees - Robert L. Wise, dated as of September 17, 1998.

12 Statements Showing Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

          A -  GPU,  Inc.  and  Subsidiary  Companies
          B -  JCP&L
          C -  Met-Ed
          D -  Penelec


21       Subsidiaries of the Registrant

            A - JCP&L
            B - Met-Ed
            C - Penelec

23    Consent of Independent Accountants

            A - GPU
            B - JCP&L
            C - Met-Ed
            D - Penelec

27    Financial Data Schedule

            A - GPU
            B - JCP&L
            C - Met-Ed
            D - Penelec